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                                                                   EXHIBIT 23.6

                 CONSENT OF MORGAN STANLEY & CO. INCORPORATED

April 11, 1997

Dean Witter, Discover & Co.

Dear Sirs:

  We hereby consent to the inclusion in the Registration Statement of Dean Witter, Discover & Co. ("Dean Witter Discover") relating to the proposed merger of Morgan Stanley Group Inc. with and into Dean Witter Discover, of our opinion letter in the Joint Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                                  /s/ Bruce D. Fiedorek
                                          By:
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                                                    Bruce D. Fiedorek